UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 24, 2015

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation Agreement

On November 24, 2015, the Board of Directors of Broadwind Energy, Inc. (the “Company”) approved a Separation Agreement (the “Separation Agreement”) between the Company and Peter C. Duprey, President and Chief Executive Officer and Director of the Company, pursuant to which Mr. Duprey’s service as an officer and director of the Company will terminate as of the close of business on November 30, 2015 (the “Separation Date”).  The Separation Agreement was executed on the Separation Date.

Pursuant to the Separation Agreement, Mr. Duprey will receive a cash severance benefit of $712,500 and a cash payment representing a prorated portion of his annual bonus for 2015 of $433,356. The payment of these cash benefits is conditioned upon Mr. Duprey’s execution of a release in favor of the Company.  Mr. Duprey’s rights with regard to any outstanding equity award will be governed by the applicable agreement relating to such award.

The foregoing summary of the Separation Agreement does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the actual Separation Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Interim President and Chief Executive Officer

Also on November 24, 2015, Stephanie K. Kushner, Executive Vice President and Chief Financial Officer of the Company, was appointed to the additional office of Interim President and Chief Executive Officer of the Company, effective November 30, 2015, to serve in such capacity while the Company’s Board of Directors conducts a search for a permanent replacement for Mr. Duprey.  There has been no modification of Ms. Kushner’s compensation in connection with such appointment.

  Ms. Kushner, age 60, has served as the Company’s Executive Vice President, Chief Financial Officer and Treasurer since August 15, 2009. Ms. Kushner has more than 30 years of accounting and finance experience, including serving as Chief Financial Officer for publicly traded global manufacturer Federal Signal Corporation from 2002 to 2008. Ms. Kushner held several global finance leadership positions with FMC Corporation, and began her career with Amoco Corporation. Ms. Kushner holds a bachelor’s degree in economics from Douglass College at Rutgers University and a Master of Business Administration degree from the Wharton School.

Since January 1, 2015, there have been no transactions, and there are no currently proposed transactions, to which the Company was or is a participant and in which Ms. Kushner had or is to have a direct or indirect material interest that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

On November 30, 2015, the Company issued a press release regarding the matters described above.  The press release is incorporated herein by reference and is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER	DESCRIPTION
10.1	Separation Agreement, dated as of November 30, 2015, by and between Broadwind Energy, Inc. and Peter C. Duprey
99.1	Press Release dated November 30, 2015

SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

November 30, 2015	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Interim President and Chief Executive Officer
(Principal Executive Officer)
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

10.1	Separation Agreement, dated as of November 30, 2015, by and between Broadwind Energy, Inc. and Peter C. Duprey
99.1	Press Release dated November 30, 2015